Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:                                                               )                                                                                              Chapter 11
HANCOCK FABRICS, INC., et al.,1          )                                                                                              Case No. 07-10353 (BLS)
)
Debtors.                         )                                                                                               Jointly Administered
)
)                                                                                               Hearing Date:
)                                                                                               Objection Deadline:

NOTICE OF CONFIRMATION HEARING AND DISCLOSURES
REGARDING JOINT CONSOLIDATED PLAN OF REORGANIZATION UNDER
CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY HANCOCK
FABRICS, INC. AND ITS AFFILIATED DEBTORS AND DEBTORS IN POSSESSION

PLEASE TAKE NOTICE THAT the United States Bankruptcy Court for the District of Delaware (the “Court”) has scheduled a hearing to consider confirmation of the Joint Consolidated Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Plan”) Proposed by Hancock Fabrics, Inc. and Its Affiliated Debtors and Debtors in Possession (collectively, the “Debtors”) on ________, 2008 at __:_0 _.m. (the “Confirmation Hearing”).  The Confirmation Hearing will be held before the Honorable Brendan L. Shannon, United States Bankruptcy Judge, 824 N. Market Street, 6th Floor, Wilmington, Delaware 19801.

PLEASE NOTE THAT THE PLAN PROVIDES FOR THE PAYMENT IN FULL (INCLUDING APPROPRIATE POST-PETITION INTEREST) OF ALL ALLOWED CLAIMS OF CREDITORS AND THE RETENTION OF COMMON STOCK BY ALL STOCKHOLDERS OF HANCOCK FABRICS, INC.

UNDER THE TERMS OF THE PLAN, ALL CLAIMS AGAINST THE DEBTORS AND INTERESTS IN THE DEBTORS ARE NOT IMPAIRED AND, THEREFORE, PURSUANT TO SECTION 1126(F) OF THE UNITED STATES BANKRUPTCY CODE, (I) ALL CREDITORS AND STOCKHOLDERS ARE DEEMED TO HAVE ACCEPTED THE PLAN AND (II) ARE NOT ENTITLED TO VOTE ON THE PLAN.  ANY CREDITOR OR STOCKHOLDER MAY STILL FILE AN OBJECTION TO THE CONFIRMATION OF THE PLAN.

If you wish to object to the confirmation of the Plan, you are required to file a response or objection (“Objections”) by no later than 4:00 p.m. on ______________, 2008 (the “Objection Deadline”).  At the same time, you must serve a copy of the Objection on the Notice Parties set forth at the end of this Notice so that it is received no later than the Objection Deadline.

IF YOU FAIL TO RESPOND IN ACCORDANCE WITH THIS NOTICE, THE COURT MAY CONFIRM THE PLAN WITHOUT FURTHER NOTICE. IF THE COURT CONFIRMS THE PLAN, THE PLAN WILL BIND ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS.  AS A CONSEQUENCE, ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS ARE ENCOURAGED TO READ THIS NOTICE AND THE PLAN CAREFULLY AND IN THEIR ENTIRETY.

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[1]
The Debtors are the following entities:  Hancock Fabrics, Inc. (Tax ID No. XX-XXX0905), One Fashion Way, Baldwyn, Mississippi  38824; Hancock Fabrics of MI, Inc. (Tax ID No. XX-XXX5878), One Fashion Way, Baldwyn, Mississippi  38824; HF Resources, Inc. (Tax ID No. XX-XXX9563), 103 Foulk Road, Suite 202, Wilmington, Delaware  19803-3742; Hancockfabrics.com, Inc. (Tax ID No. XX-XXX9698), One Fashion Way, Baldwyn, Mississippi  38824; HF Merchandising, Inc. (Tax ID No. XX-XXX8522), One Fashion Way, Baldwyn, Mississippi  38824; HF Enterprises, Inc. (Tax ID No. XX-XXX7249), 103 Foulk Road, Suite 202, Wilmington, Delaware  19803-3742; and Hancock Fabrics, LLC (Tax ID No. XX-XXX9837), c/o One Fashion Way, Baldwyn, Mississippi  38824.

For your convenience, certain aspects of the Plan and related matters are set forth below.2  The description set forth below is for convenience purposes only and the terms of the Plan and/or the Confirmation Order control in the case of a discrepancy.  If you wish to obtain a copy of the Plan and any exhibits thereto, at your own expense unless otherwise specifically required by Rule 3017(d) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), please contact IKON Enterprise Services, 1105 Market Street, Wilmington, Delaware 19801, phone: (302) 777-4500.  Copies of the Plan also may be obtained by visiting the Claims Agent’s website at http://www.donlinrecano.com, the Debtors’ website at http://www.hancockfabrics.com, and the Creditors’ Committee website at http://www.hancockcreditorscommittee.com.

I.           INTRODUCTION

The Debtors propose the Plan for the resolution of the outstanding Claims against and Interests in the Debtors.  The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.  The Plan provides for the reorganization of the Debtors and satisfaction and payment in full of all outstanding Claims through the Distributions described therein and the retention of Interests by holders of equity in Hancock.

The Plan has the support of the Creditors’ Committee which represents the interests and negotiates on behalf of general unsecured creditors.   The Plan also has the support of the Equity Committee which represents the interests and negotiates on behalf of the stockholders of Hancock Fabrics, Inc.

II.           OVERVIEW OF TREATMENT UNDER THE PLAN

The Plan provides for the payment in full of all Allowed Claims against the Debtors, regardless of category.  As described in the following pages, “payment in full” includes post-petition interest from the date the Debtors’ filed for bankruptcy for holders of Secured Claims, Priority Claims, General Unsecured Claims and certain Administrative Claims (but not all Administrative Claims) until the Effective Date of the Plan (the date on which the Debtors “exit” from bankruptcy).  Please note, that while the Plan provides for the payment of 100% of the face value of all claims in cash (plus post-petition interest); to be eligible for payment, such claims must be Allowed Claims as defined in the Plan.  As defined by the Plan, an Allowed Claim is a Claim (or a portion thereof) either scheduled by the Debtors or for which a proof of claim was timely filed and that is not the subject of any objection, stipulation or order of the Bankruptcy Court disallowing or eliminating the Claim.  Except as provided in the following sentence, notwithstanding any other provisions of the Plan, no payments or Distributions shall be made on account of a disputed Claim until such Claim becomes an Allowed Claim.  Where only a portion of a Claim is disputed by the Debtor, (i) then the undisputed portion of such Claim shall be treated as an Allowed Claim under the Plan, and (ii) the disputed portion of such Claim shall be treated as a Disputed Claim under the Plan.

The Plan also provides that stockholders of Hancock Fabrics, Inc. common stock retain such interest after the Debtors exit from bankruptcy pursuant to the Plan.  Therefore, the stockholders will continue to own an equity interest in Hancock Fabrics, Inc. after it emerges from bankruptcy.  In addition, in connection with the Plan, stockholders who owned at least 970 shares of common stock of Hancock Fabrics, Inc. on _________________________ will be offered the right to participate in a rights offering for the sale of $20 million in face amount of Secured Notes that will include Warrants to purchase 400 shares of Common Stock for each $1000 worth of Secured Notes purchased.  The information on this rights offering is included as an exhibit to this notice.

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[2]
Capitalized terms not otherwise defined in this Notice have the meanings ascribed to them in the Plan.  A capitalized term used but not defined in this Notice or the Plan has the meaning given to it in the Bankruptcy Code and/or the Bankruptcy Rules.

The following table describes the classification and treatment of the Claims and Interests under the Plan.  This table is only a summary of the classification and treatment of Claims and Interests under the Plan.  Reference should be made to the Plan for a complete description of the classification and treatment of Claims and equity interests.

Class	Treatment under Reorganization[3]	Recovery
(Unclassified) Administrative Claims	Paid in full in Cash	100%
(Unclassified) Priority Tax Claims	Paid in full in Cash	100%
Class 1 Secured Claims	Paid in full in Cash or Reinstatement	100%
Class 2 Priority Non-Tax Claims	Paid in full in Cash	100%
Class 3 General Unsecured Claims	Paid in full in Cash	100%
Class 4 Intercompany Claims	Reinstatement	100%
Class 5 Stock Interests in Subsidiary Debtors	Reinstatement	100%
Class 6 Stock Interests in Hancock Fabrics, Inc.	Reinstatement	100%

The remaining portions of this notice describe and/or repeat some of the most important sections of the Plan, including specific descriptions of the types of Claims and their treatment, the treatment of contracts, leases and other agreements (the overwhelming majority of which will be assumed and “pass-through” bankruptcy unaltered) and the specific benefits, such as injunctions, exculpations and the discharge that the Debtors will receive from the bankruptcy process.

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3    Where appropriate under the Bankruptcy Code, “Paid in full in Cash” includes the payment of Postpetition Interest.

The Debtors believe that this Plan will enable them to exit bankruptcy quickly and operate as a profitable entity.

III.           CLASSES OF CLAIMS AND INTERESTS UNDER THE PLAN

All Claims and Interests, except Administrative Claims (including Administrative Trade Claims, Cure Amount Claims and Fee Claims) and Priority Tax Claims, are placed in the following Classes:

Class 1: Secured Claims.  Secured Claims against any Debtor.

Class 2: Priority Non-Tax Claims.  Priority Non-Tax Claims against any Debtor.

Class 3: General Unsecured Claims.  General Unsecured Claims, including Deficiency Claims, Insured Claims, Litigation Claims, Reclamation Claims (including claims under section 503(b)(9) of the Bankruptcy Code) and Rejection Claims, against any Debtor.

Class 4: Intercompany Claims.  Intercompany Claims against any Debtor that are not Administrative Claims.

Class 5: Stock Interests in Subsidiary Debtors.  Interests in any Subsidiary Debtor.

Class 6: Stock Interests in Hancock Fabrics, Inc.  Interests in Hancock Fabrics, Inc.

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and thus are excluded from the following Classes.  A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Classes.

IV.           TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN

ADMINISTRATIVE CLAIMS

On or before the Effective Date, Allowed Administrative Claims for fees payable pursuant to 28 U.S.C. § 1930, as determined at the Confirmation Hearing by the Bankruptcy Court, shall be paid in cash equal to the amount of such Allowed Administrative Claims. All fees arising after the Effective Date and payable pursuant to 28 U.S.C. § 1930 shall be paid by the Reorganized Debtors in accordance therewith until the closing of the Reorganization Cases pursuant to section 350(a) of the Bankruptcy Code.

Allowed Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business, including Allowed Administrative Trade Claims, any Allowed Intercompany Claims that are Administrative Claims, Allowed Administrative Claims of governmental units for Taxes (including Tax audit Claims related to Tax years or portions thereof commencing after the Petition Date) and Allowed Cure Amount Claims, shall be satisfied by the applicable Reorganized Debtor(s) pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claims, without any further action by the holders of such Administrative Claims or further approval of the Bankruptcy Court.

On the Effective Date, any Allowed Administrative Claim that is a Credit Facility Claim or Term Loan Claim shall receive cash in an amount equal to the Allowed Credit Facility Claim or Allowed Term Loan Claim, plus Postpetition Interest, in full satisfaction of its Allowed Claim, on account of such Allowed Claim from the appropriate Reorganized Debtor(s), unless the holder of such Claim agrees to less favorable treatment.

Under the Plan, Allowed Administrative Claims do not include Reclamation Claims (including claims under section 503(b)(9) of the Bankruptcy Code), which are being treated (and receiving Postpetition Interest) as General Unsecured Claims.

Each holder of an Allowed Administrative Claim that was not described immediately above shall receive cash in an amount equal to the Allowed Administrative Claim, in full satisfaction of its Allowed Administrative Claim, on account of such Allowed Claim from the appropriate Reorganized Debtor(s) either (i) on the Effective Date or (ii) if the Administrative Claim is not allowed as of the Effective Date, on the next applicable Quarterly Distribution Date after an order allowing such Administrative Claim becomes a Final Order or a Stipulation of Amount and Nature of Claim is executed by the applicable Reorganized Debtor(s) and the holder of the Administrative Claim.

Allowed Credit Facility Claims and Allowed Term Loan Claims shall receive unpaid interest accruing on such Claims from the Petition Date through the Effective Date pursuant to the Ratification and Amendment Agreement and Term Loan Agreement, respectively, according to their terms.  No other Administrative Claims shall receive Postpetition Interest.

To the extent any holder of an Administrative Claim believes that it is entitled to Postpetition Interest other than as set forth above, the holder of such Claim must timely file an objection to the Plan as set forth herein.

PRIORITY TAX CLAIMS

Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the holder of a Priority Tax Claim and the applicable Debtor(s) or Reorganized Debtor(s), each holder of an Allowed Priority Tax Claim shall receive (i) cash in an amount equal to the Allowed Priority Tax Claim plus Postpetition Interest, in full satisfaction of its Allowed Administrative Claim, on account of such Allowed Claim from the appropriate Reorganized Debtor(s) either (A) on the Effective Date or (B) if the Priority Tax Claim is not allowed as of the Effective Date, on the next applicable Quarterly Distribution Date after an order allowing such Priority Tax Claim becomes a Final Order or a Stipulation of Amount and Nature of Claim is executed by the applicable Reorganized Debtor(s) and the holder of the Priority Tax Claim; or (ii) if agreed to by the applicable Debtor(s) or Reorganized Debtor(s) and the holder of the Priority Tax Claim, payment over a period ending not later than five (5) years after the Petition Date with a total cash value equal to the allowed amount of the Priority Tax Claim plus Postpetition Interest as of the Effective Date.

Allowed Claims for any Tax shall receive interest at the non-penalty rate set forth in the applicable state or federal law governing such Claims from the Petition Date through the Effective Date

CLASS 1 CLAIMS (SECURED CLAIMS)

Each holder of an Allowed Secured Claim in Class 1 shall receive treatment in accordance with Option A or B below, at the option of the applicable Debtor(s) or Reorganized Debtor(s) either (a) on the Effective Date or (b) if the Secured Claim is not allowed as of the Effective Date, on the next applicable Quarterly Distribution Date after an order allowing such Secured Claim becomes a Final Order or a Stipulation of Amount and Nature of Claim is executed by the applicable Reorganized Debtor and the holder of the Secured Claim, unless otherwise agreed by the holder of a Secured Claim and the applicable Debtor(s) or Reorganized Debtor(s).  Any Allowed Deficiency Claim of a holder of an Allowed Secured Claim shall be entitled to treatment as an Allowed Class 3 Claim.

Option A: Secured Claims in Class 1 that are Allowed Secured Claims and with respect to which the applicable Debtor(s) or Reorganized Debtor(s) elects Option A shall receive cash in an amount equal to the Allowed Secured Claim plus Postpetition Interest, in full satisfaction of its Allowed Secured Claim, on account of such Allowed Claim from such Reorganized Debtor(s), unless the holder of such Claim agrees to less favorable treatment.

Option B: Secured Claims in Class 1 that are Allowed Secured Claims and with respect to which the applicable Debtor(s) or Reorganized Debtor(s) elects Option B shall be Reinstated.

Allowed Secured Claims under Option A shall receive unpaid interest accruing on such claims from the Petition Date through the Effective Date at the non-default rate set forth in the contract or other applicable document giving rise to such claims.  The Reinstatement of Secured Claims under Option B shall receive credit for such unpaid interest.

CLASS 2 CLAIMS (PRIORITY NON-TAX CLAIMS)

Each holder of an Allowed Priority Non-Tax Claim in Class 2 shall receive cash in an amount equal to the Allowed Priority Non-Tax Claim plus Postpetition Interest, in full satisfaction of its Allowed Priority Non-Tax Claim, on account of such Allowed Claim from the appropriate Reorganized Debtor(s), unless the holder of such Claim agrees to less favorable treatment either (a) on the Effective Date or (b) if the Priority Non-Tax Claim is not allowed as of the Effective Date, on the next applicable Quarterly Distribution Date after an order allowing such Priority Non-Tax Claim becomes a Final Order or a Stipulation of Amount and Nature of Claim is executed by the applicable Reorganized Debtor(s) and the holder of the Priority Non-Tax Claim.

Priority Non-Tax Claims shall receive interest at (i) 4.93% (the federal post-judgment interest rate as set forth in 28 U.S.C. § 1961 as of the Petition Date), compounded per annum on each anniversary of the Petition Date on the allowed amount of such Claims from the Petition Date through the Effective Date, or in the case of Disputed Claims, through the Quarterly Distribution Date which is closest to the date such Disputed Claim becomes an Allowed Claim, (ii) any other applicable interest rate required to leave such Claim unimpaired as determined by the Bankruptcy Court pursuant to a Final Order or (iii) such interest, if any, as otherwise agreed to by the holder of such Claim and the applicable Debtor.

To the extent any holder of a Class 2 Claim believes that it is entitled to Postpetition Interest at an interest rate other than 4.93%, the federal post-judgment interest rate as set forth in 28 U.S.C. § 1961, the holder of such Claim must timely file an objection to the Plan as set forth herein.

CLASS 3 CLAIMS (GENERAL UNSECURED CLAIMS)

Each Holder of an Allowed General Unsecured Claim that is not a Litigation Claim in Class 3 shall receive cash in an amount equal to the Allowed General Unsecured Claim plus Postpetition Interest, in full satisfaction of its Allowed General Unsecured Claim, on account of such Allowed Claim from the appropriate Reorganized Debtor(s), unless the holder of such Claim agrees to less favorable treatment either (a) on the Effective Date or (b) if the General Unsecured Claim is not allowed as of the Effective Date, on the next applicable Quarterly Distribution Date after an order allowing such General Unsecured Claim becomes a Final Order or a Stipulation of Amount and Nature of Claim is executed by the applicable Reorganized Debtor(s) and the holder of the General Unsecured Claim.

On the Effective Date, any General Unsecured Claim that is a Litigation Claim and is a Timely Claim shall be Reinstated; provided, however, that any Litigation Claim that has been liquidated by agreement of the applicable Debtor(s) or Reorganized Debtor(s) and the holder of the Litigation Claim shall be paid as provided in any such agreement.

All General Unsecured Claims (including but not limited to Reclamation Claims arising under section 503(b)(9) of the Bankruptcy Code) except for Litigation Claims shall receive interest at (i) 4.93% (the federal post-judgment interest rate as set forth in 28 U.S.C. § 1961 as of the Petition Date), compounded per annum on each anniversary of the Petition Date on the allowed amount of such Claims from the Petition Date through the Effective Date or as specified in Section VI.G.1 of the Plan, or in the case of Disputed Claims, through the Quarterly Distribution Date which is closest to the date such Disputed Claim becomes an Allowed Claim, (ii) any other applicable interest rate required to leave such Claim unimpaired as determined by the Bankruptcy Court pursuant to a Final Order or (iii) such interest, if any, as otherwise agreed to by the holder of such Claim and the applicable Debtor.  All Litigation Claims shall receive no Postpetition Interest.

To the extent any holder of a Class 3 Claim that is not a Litigation Claim believes that it is entitled to Postpetition Interest at an interest rate other than the federal post-judgment interest rate as set forth in 28 U.S.C. § 1961, the holder of such Claim must timely file an objection to the Plan as set forth herein.

CLASS 4 CLAIMS (INTERCOMPANY CLAIMS)

On the Effective Date, Intercompany Claims that are not Administrative Claims shall be Reinstated.

CLASS 5 INTERESTS (STOCK INTERESTS IN SUBSIDIARY DEBTORS)

On the Effective Date, Stock Interests in Subsidiary Debtors shall be Reinstated and the holders of Stock Interests in Subsidiary Debtors shall retain such Interests.

CLASS 6 INTERESTS (STOCK INTERESTS IN HANCOCK FABRICS, INC.)

On the Effective Date, Stock Interests in Hancock Fabrics, Inc. shall be Reinstated, and the holders of Stock Interests in Hancock Fabrics, Inc. shall retain such Interests.  Certain holders of Class 6 Interests will also have the right to participate in the Rights Offering.

V.           MEANS FOR IMPLEMENTATION OF THE PLAN

FUNDING OF THE PLAN & RIGHTS OFFERING

All Cash necessary for the Reorganized Debtors to make Distributions and other payments pursuant to the Plan will be obtained through a combination of one or more of the following: (1) the Reorganized Debtors’ Cash balances and Cash from operations; (2) the proceeds of the Rights Offering and Exit Financing; (3) the proceeds of tax refunds; and (4) any other means of financing or funding that the Debtors or the Reorganized Debtors determine is necessary or appropriate.  Cash payments to be made pursuant to the Plan will be made by Reorganized Hancock Fabrics, Inc.; provided, however, that the Debtors and the Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable Reorganized Hancock Fabrics, Inc. to satisfy the Reorganized Debtors’ obligations under the Plan.  Any Intercompany Claims resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices.

For a more detailed description of the means for funding the Plan with debt and equity offerings, please see the Motion to Authorize The Debtors To (I) Enter Into (A) A Commitment Letter And A Fee Letter For Exit Financing And (B) Related Indemnification And Other Obligations And (II) Pay Commitment And Related Fees (D.I 2487) filed by the Debtors on April 9, 2008 and the Expedited Motion Of Debtors For Entry Of An Order (I) Approving Form, Manner And Sufficiency Of Notice Of Confirmation Hearing And Disclosure Regarding Plan Of Reorganization; (II) Setting A Confirmation Hearing Date; (III) Authorizing The Debtors To Enter Into A Commitment Letter For Additional Exit Financing; (IV) Setting The Record Date For A Rights Offering; And (V) Granting Related Relief (D.I. ______) filed by the Debtors on June 10, 2008.

As part of the funding for the Plan and as described in the Registration Statement filed with the Securities and Exchange Commission (and provided to holders of Class 6 Interests), holders of Class 6 Interests who owned at least 970 shares of common stock of Hancock Fabrics, Inc. on the Rights Offering Record Date will be offered the right to participate in a Rights Offering for the sale of $20 million in face amount of Secured Notes.  The Rights Offering will be fully backstopped by the Backstop Parties in accordance with the terms of a Backstop Agreement.  Holders of Class 6 Interests who elect to participate in the Rights Offering will also receive Warrants to purchase 400 shares of Common Stock for each $1000 worth of Secured Notes purchased.  In return for their agreement to backstop the proceeds of the Rights Offering, the Backstop Parties shall receive the Backstop Fee, in the form of additional Warrants to purchase 1.5 million shares of Common Stock.  Holders of Class 6 Interests will indicate their election to participate in the Rights Offering as set forth in the Registration Statement.

CONTINUED CORPORATE EXISTENCE

Each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate corporate or other business Entity, with all the powers of a corporation or company under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable state law.  Except as otherwise provided in the Plan, as of the Effective Date, all property of the respective Estates of the Debtors, and any property acquired by a Debtor or Reorganized Debtor under the Plan, will vest in the applicable Reorganized Debtor, free and clear of all Claims, Encumbrances and Interests. On and after the Effective Date, each Reorganized Debtor may operate its businesses and may use, acquire and dispose of property and compromise or settle any Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order.

Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, the initial members of the board of directors and the officers of each of the Reorganized Debtors will consist of: (a) Jane Aggers and (b) four directors selected by the Equity Committee in their sole discretion as listed in Exhibit IV.C.2. to the Plan. The initial officers of each of the Reorganized Debtors will consist of the officers of each of the Debtors immediately prior to the Effective Date.   Each such director and officer will serve from and after the Effective Date until his or her successor is duly elected or appointed and qualified or until the earlier of his or her death, resignation or removal in accordance with the terms of the Certificate of Incorporation and By-Laws of the respective Reorganized Debtor and state law.

VI.           RELEASES, DISCHARGES AND INJUNCTIONS UNDER THE PLAN

RELEASE BY THE DEBTORS AND REORGANIZED DEBTORS

Without limiting any applicable provisions of or releases contained in the Plan, as of the Effective Date, the Debtors and the Reorganized Debtors, on behalf of themselves and their affiliates, the Estates and their respective successors, assigns and any and all Entities who may purport to claim by, through, for or because of them, shall unconditionally release, and hereby are deemed to forever release unconditionally, each of the Exculpated Parties from any and all claims, debts, obligations, demands, liabilities, suits, judgments, damages, rights and causes of action, whatsoever (other than the right to enforce the obligations under the Confirmation Order and the Plan and the contracts, instruments, releases and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Debtors’ bankruptcy cases, the Plan, or the Disclosure Statement (which release shall be in addition to the discharge of Claims provided herein and under the Confirmation Order and the Bankruptcy Code); provided, however, that such releases shall not affect in any way any claims against Non-Released Parties.

In addition, on the Effective Date, the Reorganized Debtors shall be deemed to waive and release any Recovery Actions arising under section 547 of the Bankruptcy Code relating to any preference actions held by any Debtor or its Estate or any Reorganized Debtor against any Entity; provided, however, that such releases shall not affect in any way any claims against Non-Released Parties.

DISCHARGE OF CLAIMS

Except as provided in the Plan or in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims, including any interest accrued on Claims from the Petition Date. Except as provided in the Plan or in the Confirmation Order, Confirmation shall, as of the Effective Date, discharge the Debtors from all Claims or other Liabilities that arose on or before the Effective Date and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based on such debt is filed or deemed filed pursuant to section 501 of the Bankruptcy Code or (b) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code.

In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination, as of the Effective Date, of a discharge of all Claims and other debts and Liabilities against the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against a Debtor at any time, to the extent that such judgment relates to a discharged Claim.

INJUNCTIONS

Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all Entities that have held, currently hold or may hold a Claim or other debt or Liability that is discharged pursuant to the terms of the Plan shall be permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities: (i) commencing or continuing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors or their respective property, other than to enforce any right pursuant to the Plan to a Distribution; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Reorganized Debtors or their respective property, other than as permitted pursuant to (i) above; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors, the Reorganized Debtors or their respective property; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, Liability or obligation due to the Debtors or the Reorganized Debtors; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

As of the Effective Date, all Entities that have held, currently hold or may hold any Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that are released pursuant to the Plan shall be permanently enjoined from taking any of the following actions against any released Entity or its property on account of such released claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing in any manner any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, Liability or obligation due to any released Entity; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

By accepting Distributions pursuant to the Plan, each holder of an Allowed Claim receiving Distributions pursuant to the Plan shall be deemed to have specifically consented to the injunctions set forth in the Plan.

EXCULPATION

On the Effective Date of the Plan, the Exculpated Parties shall neither have nor incur any Liability to any entity for any act or omission taken or omitted on or after the Petition Date in connection with, related to, or arising out of, the Debtors’ bankruptcy cases, the preparation, filing, negotiation or formulation of the Plan, or the pursuit of confirmation of the Plan including without limitation, the consummation of the Plan or the implementation or administration of the Plan or the property to be distributed under the Plan, and any such claim or cause of action shall be deemed released, except for any claim or cause of action arising from the fraud or willful misconduct of any Exculpated Party.  In all respects the Exculpated Parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided, however, that nothing in this Plan shall, or shall be deemed to, release, affect, or limit any of the rights and obligations of the Exculpated Parties from, or exculpate the Exculpated Parties with respect to, any of the Exculpated Parties’ obligations or covenants arising pursuant to the Plan or the Confirmation Order; and, provided further, however, that any party designated as a Non-Released Party in the Plan shall be excluded from the definition of Exculpated Parties.

SUBORDINATION RIGHTS

The classification and manner of satisfying Claims and Interests under the Plan does not take into consideration subordination rights, and nothing in the Plan or Confirmation Order shall affect any subordination rights that a holder of a Claim may have with respect to any Distribution to be made pursuant to the Plan, whether arising under general principles of equitable subordination, contract, section 510(c) of the Bankruptcy Code or otherwise.

RELEASE OF LIENS AND ESCROWS

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the Distributions, all mortgages, deeds of trust, liens or other security interests against the property of any Estate shall be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, shall revert to the applicable Reorganized Debtor and its successors and assigns.  In addition, all escrows and other deposits, held by the Debtors or by another party, for adequate assurance of performance or any similar reason shall be released and transferred to the Reorganized Debtors as soon as reasonable practicable after the Effective Date.  To the extent that any escrow or deposit held by a third party is not turned over to the Reorganized Debtors within ten (10) days of the Effective Date, and such failure to do so is in contravention of applicable law, the Reorganized Debtors shall not make any Distribution on any Claim or Interest held by such third party.

VII.           TREATMENT OF CERTAIN EMPLOYEE AND RETIREE BENEFITS,
EXECUTORY CONTRACTS AND UNEXPIRED LEASES

EMPLOYEE AND RETIREE BENEFITS

From and after the Effective Date, the Reorganized Debtors intend to continue (or continue as modified or replaced) their existing employee and retiree benefit policies, plans and agreements.

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, each Debtor or Reorganized Debtor shall assume all Executory Contracts and Unexpired Leases (including any and all rights under any contract or agreement) to which it is a party or beneficiary except for those Executory Contracts and Unexpired Leases (a) listed on Exhibit V.C. to the Plan (which may be amended at any time prior to the Effective Date or (b) previously assumed or rejected by the Debtors pursuant to a Final Order.  Contracts or leases entered into after the Petition Date will be performed by the Reorganized Debtors in the ordinary course of their business.  Additionally, for the avoidance of doubt, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, each Debtor or Reorganized Debtor shall assume any and all subleases in effect as of the Petition Date where a Debtor or Reorganized Debtor is the sublessor, unless such sublease has been previously assumed or rejected by the Debtors pursuant to a Final Order.  For more information on the procedures governing assumption and rejection of Executory Contracts and Unexpired Leases, see Article V. of the Plan.

VIII.                      PROVISIONS GOVERNING DISTRIBUTIONS AND
DISPUTED CLAIMS RESERVE

Except as otherwise provided in the Plan, Distributions to be made on the Effective Date to holders of Claims that are Allowed Claims as of the Effective Date shall be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable, but in any event no later than: (1) the time set forth in Section VI.G.1. or (2) such later date when the applicable conditions of Section V.B. (regarding cure payments for Executory Contracts and Unexpired Leases being assumed), Section VI.D.2. (regarding undeliverable Distributions), or Section VI.G.3. (regarding compliance with Tax requirements) are satisfied.  Distributions on account of Claims that become Allowed Claims after the Effective Date shall be made pursuant to Section VI.G.3.  Any Claim that is disallowed by order of the Bankruptcy Court or for which the underlying liability is found not to be a liability of the Debtors by any other court prior to the Effective Date shall be deemed disallowed (to the extent not already disallowed) as of the Effective Date without the necessity for further Bankruptcy Court approval and the holder of any such Claim shall not be entitled to any Distributions under the Plan.

Any Distribution to be made by any Debtor or Reorganized Debtor pursuant to the Plan shall be deemed to have been timely made if made within thirty (30) days after the time therefore specified in the Plan.  Except as otherwise provided in the Plan, no interest shall accrue or be paid with respect to any Distribution as a consequence of such Distribution not having been made on the Effective Date.

Additionally, if, 180 days after the Effective Date, the Disputed Claims Amount is $200,000 or greater, the Reorganized Debtors shall establish the Disputed Claims Reserve in an amount equal to the Disputed Claims Reserve Amount; provided, however, that the Disputed Claims Reserve Amount shall not exceed $750,000.   If the Reorganized Debtors are required to establish the Disputed Claims Reserve, the Reorganized Debtors are authorized and directed to pay the Disputed Claims Reserve Funds into the registry of the Bankruptcy Court within five (5) business days of the Disputed Claims Reserve Determination Date without further motion or order of the Bankruptcy Court.  The Clerk of the Bankruptcy Court is authorized and directed without further motion or order of the Bankruptcy Court to (a) receive custody of the Disputed Claims Reserve Funds in the Bankruptcy Court registry’s account promptly upon tender of the Disputed Claims Reserve Funds by the Reorganized Debtors; (b) deposit the Disputed Claims Reserve Funds in a Deposit Instrument at Wilmington Trust Company, located in Wilmington, Delaware; (c) renew the Deposit Instrument, as necessary, until termination of the Disputed Claims Reserve as described below (d) recover the Clerk Fee, which Clerk Fee shall be assessed from interest earnings on the Deposit Instrument in accordance with the detailed fee schedule issued by the Director of the Administrative Office of the United States Courts; and (e) take such other actions that may be necessary or requested by the Reorganized Debtors to effectuate the Disputed Claims Reserve as described in this Plan.  The foregoing shall be deemed to comply with 28 U.S.C. § 2041, Bankruptcy Rule 7067 and any other applicable laws, rules or regulations notwithstanding anything to the contrary contained herein and the Confirmation Order shall be deemed sufficient for establishing such compliance.

The Reorganized Debtors are authorized, without further motion or order of the Bankruptcy Court and upon reasonable request to the Clerk of the Bankruptcy Court, to (a) direct payment from the Disputed Claims Reserve Funds of a Disputed Claim, or portion thereof, that becomes an Allowed Claim and (b) reduce the amount of the Disputed Claims Reserve if and to the extent such amount is greater than the aggregate amount of the DCR Disputed Claims covered by the Disputed Claims Reserve at a given time.  Additionally, if the holder of a Disputed Claim that subsequently becomes an Allowed Claim does not receive a distribution on account the Allowed Claim within twenty (20) days of the date such Allowed Claim is required to be paid under the Plan, a Final Order or other written agreement between the Reorganized Debtors and the holder of such Claim, that holder may request payment of the Allowed Claim from the Disputed Claims Reserve upon written application to the Bankruptcy Court and the Clerk of the Bankruptcy Court is authorized and directed to distribute the amount of such Allowed Claim to its holder upon order of the Bankruptcy Court.  The foregoing shall be deemed to comply with 28 U.S.C. § 2042, Bankruptcy Rule 7067, local Bankruptcy Rule 3011-1 and any other applicable laws, rules or regulations notwithstanding anything to the contrary contained herein and the Confirmation Order shall be deemed sufficient for establishing such compliance.

The Disputed Claims Reserve shall be terminated on the earlier of (a) the distribution or disbursement of all Disputed Claims Reserve Funds and (b) the Disallowance or Allowance of each DCR Disputed Claim covered by the Disputed Claims Reserve.  If Disputed Claims Reserve Funds remain in the Disputed Claim Reserve at the time of the occurrence of (b) above, upon request of the Reorganized Debtors, the Clerk of the Bankruptcy Court shall be authorized and directed to transfer to the Reorganized Debtors without further motion or Order of the Bankruptcy Court such remaining Disputed Claims Reserve Funds and any interest thereon as soon as reasonably practicable after the filing by the Reorganized Debtors of a notice of termination of the Disputed Claims Reserve with the Bankruptcy Court.  Such remaining Disputed Claims Reserve Funds shall revest in the Reorganized Debtors.  The foregoing shall be deemed to comply with 28 U.S.C. § 2042, Bankruptcy Rule 7067, local Bankruptcy Rule 3011-1 and any other applicable laws, rules or regulations notwithstanding anything to the contrary contained herein and the Confirmation Order shall be deemed sufficient for establishing such compliance.

IX.           PROVISIONS GOVERNING CONFIRMATION OF THE PLAN

THE COURT HAS DIRECTED THAT OBJECTIONS, IF ANY, TO CONFIRMATION OF THE PLAN MUST BE IN WRITING AND FILED WITH THE CLERK OF THE BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE, AT 824 MARKET STREET, THIRD FLOOR, WILMINGTON, DELAWARE 19801, AND SERVED SO THAT THEY ARE RECEIVED ON OR BEFORE ______________________________, AT 4:00 P.M. (EASTERN TIME) BY (THE “NOTICE PARTIES”):

The Debtors and the Reorganized Debtors:

MORRIS, NICHOLS, ARSHT & TUNNELL LLP
Attn:       Robert J. Dehney, Esq.
Derek C. Abbott, Esq.
Daniel B. Butz, Esq.
Gregory T. Donilon, Esq.
1201 North Market Street
P.O. Box 1347
Wilmington, Delaware  19899-1347
Telephone:  (302) 658-9200
Facsimile:   (302) 658-3989

-and-

Hancock Fabrics, Inc.
Attn: Chief Financial Officer
One Fashion Way
Baldwyn, Mississippi  38824
Telephone:  (662)
Facsimile:   (662)

The Equity Committee:

SONNENSCHEIN NATH & ROSENTHAL LLP
Attn:   Peter D. Wolfson, Esq.
John A. Bicks, Esq.
1221 Avenue of the Americas
New York, New York  10020-1089
Telephone:  (212) 768-6700
Facsimile:   (212) 768-6800

The Creditors’ Committee:

COOLEY GODWARD KRONISH LLP
Attn:    Jay R. Indyke, Esq.
Cathy Hershcopf, Esq.
Brent Weisenberg, Esq.
Gregory G. Plotko, Esq.
1114 Avenue of the Americas
New York, New York  10036
Telephone:  (212) 479-6000
Facsimile:   (212) 479-6275

The Office of the U.S. Trustee:

OFFICE OF THE UNITED STATES TRUSTEE
Attn: Richard Shepacarter, Esq.
844 King Street, Suite 2207
Lockbox 35
Wilmington, Delaware  19801
Telephone:  (302) 573-6491
Facsimile:   (302) 573-6497

X.           MISCELLANEOUS PROVISIONS

MODIFICATION OF THE PLAN AND EXHIBITS

Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code, the Debtors or the Reorganized Debtors, as applicable, reserve the right to alter, amend or modify the Plan and the Exhibits to the Plan at any time before its substantial consummation; provided, however, that after entry of the Confirmation Order, (i) the Plan as modified shall meet the requirements of sections 1122 and 1123 of the Bankruptcy Code, (ii) shall comply with section 1125 of the Bankruptcy Code, (iii) that circumstances warrant such modifications and (iv) the Bankruptcy Court enters an order confirming the Plan as modified.

RETENTION OF JURISDICTION BY THE BANKRUPTCY COURT

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such exclusive jurisdiction over the Reorganization Cases and any matter related to the Reorganization Cases after the Effective Date as is legally permissible as set forth in Article X of the Plan.

XI.           CONCLUSION AND RECOMMENDATION

It is the opinion of the Debtors that confirmation and implementation of the Plan is preferable to any available alternatives because it will provide the greatest recoveries to holders of Claims and Interests.  Any alternative to confirmation of the Plan, such as liquidation under another chapter of the Bankruptcy Code or attempts to confirm another plan of reorganization or dismissal of the Reorganization Cases followed by liquidation under state law, would involve significant delays, uncertainty, and substantial additional administrative costs.   Moreover, the Debtors believe that their creditors and stakeholders will receive greater and earlier recoveries under the Plan than those that could be achieved in a liquidation under another chapter or under state law.

Dated:     Wilmington, Delaware
___________________, 2008

HANCOCK FABRICS, INC., et al.

By:  _________________________
Name:
Title:

COUNSEL:
MORRIS, NICHOLS, ARSHT & TUNNELL LLP
Robert J. Dehney (No. 3578)
Derek C. Abbott (No. 3376)
Daniel B. Butz (No. 4227)
Gregory T. Donilon (No. 4244)
1201 North Market Street
P.O. Box 1347
Wilmington, Delaware  19899-1347
(302) 658-9200

Counsel for Hancock Fabrics, Inc., et al.,
Debtors and Debtors-in-Possession